As filed with the Securities and Exchange Commission on October 17, 1997
                             Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          METROPOLIS REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                                 13-3910684
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                605 Third Avenue
                            New York, New York 10016
                                 (212) 655-0220
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


            Metropolis Realty Trust, Inc. 1996 Directors' Stock Plan
                            (Full title of the plan)


                                 Mr. John Klopp
                                c/o Capital Trust
                                605 Third Avenue
                            New York, New York 10016
                  ----------------------------------------
                  (Name and address of agent for service)

                                 (212) 655-0220
                  ----------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 ===============================================================================================================
                                                                                  Proposed
                                                                  Proposed         maximum
                                                                  maximum         aggregate         Amount of
                                               Amount to be       offering         offering        registration
      Title of securities to be registered      registered        price(1)         price(1)            fee


---------------------------------------------------------------------------------------------------------------
Common Stock, par value $10.00 per share          100,000          $25.00         $2,500,000         $757.58
===============================================================================================================

(1) The exercise price of the initial grants of stock options under the plan is $25.00. The exercise price of subsequent stock option grants under the plan will be the fair market value per share of the shares covered by the stock option at the time that the stock option is granted, as determined by the administrator, which prices are not presently determinable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options or shares of Common Stock under the Metropolis Realty Trust, Inc. 1996 Directors' Stock Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in this Item will be sent or given, without charge, to individuals who have been awarded options or shares of Common Stock under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission by Metropolis Realty Trust, Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

     (1) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10, as amended, filed with the Commission on December 9, 1996 and amended on December 20, 1996, January 23, 1997, February 6, 1997 and March 17, 1997 pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed with the Commission for purposes of updating such description.

     (2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interest of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director of officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with its initial officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and may cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, they provide greater assurance to directors and officers that indemnification will be available, because, as a contract, they cannot be modified unilaterally in the future by the board of directors of the Company or the stockholders to eliminate the rights they provide.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

          5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the legality of securities being registered.

          23.1 Consent of Deloitte & Touche LLP.

          23.2 Consent of Ballard Spahr Andrews & Ingersoll (contained in its opinion filed as Exhibit 5.1 hereto).

          24   Power of Attorney (contained in the signature pages hereto).

Item 9.  Undertakings

     The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 30, 1997.

                                        METROPOLIS REALTY TRUST, INC.



                                        By:  /s/ Lee S. Neibart
                                           -----------------------------
                                                 Lee S. Neibart
                                                 President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee S. Neibart his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of his substitutes, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1997.


Signature                             Title                            Date

/s/ William L. Mack
---------------------------------     Chairman of the Board            September 30, 1997
       William L. Mack                and a  Director

/s/ Lee S. Neibart
---------------------------------     President and a Director         September 30, 1997
       Lee S. Neibart

/s/ Stuart Koenig
---------------------------------     Vice President, Treasurer and    September 30, 1997
       Stuart Koenig                  Principal Financial Officer


Signature                             Title                            Date


/s/ W. Edward Scheetz
---------------------------------     Vice President and Director      September 30, 1997
       W. Edward Scheetz

/s/ John R. Klopp
---------------------------------     Vice President and Director      September 30, 1997
       John R. Klopp

/s/ Bruce H. Spector
---------------------------------     Director                         September 30, 1997
       Bruce H. Spector

/s/ Russel S. Bernard
---------------------------------     Director                         September 30, 1997
       Russel S. Bernard

/s/ Ralph F. Rosenberg
---------------------------------     Director                         September 30, 1997
       Ralph F. Rosenberg

/s/ David A. Strumwasser
---------------------------------     Director                         September 30, 1997
       David A. Strumwasser

/s/ David Roberts
---------------------------------     Director                         September 30, 1997
       David Roberts


                                  EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------

     5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the legality of securities being registered.

     23.1                Consent of Deloitte & Touche LLP

     23.2 Consent of Ballard Spahr Andrews & Ingersoll (contained in its opinion filed as Exhibit 5.1 hereto).

     24 Power of Attorney (contained in the signature pages hereto).